                                                                    Exhibit 10.8

        Member NYSE, NASD, SIPC
        PA4821
        Retailing Industries Group
        1345 Chestnut Street, 3 Widener
        P.O. Box 7618
        Philadelphia, Pennsylvania 19101-7618
        215-786-4135
        Fax 215-973-7820


[First Union logo appears here]


Zany Brainy, Inc.                                       May 5, 1999
308 East Lancaster Avenue
Wynnewood, PA 19096

Attention:      Howard Cates

                Re:     Commitment for Credit Facility
                        ------------------------------
Dear Howard:

     First Union National Bank ("First Union") is pleased to advise you of its commitment to provide an aggregate $30,000,000 senior unsecured revolving credit facility (the "Facility") to Zany Brainy, Inc. to be used to refinance certain existing indebtedness, to issue letters of credit, and to provide for ongoing working capital and other general corporate purposes, including permitted acquisitions. The Facility will be based upon and subject to the terms and conditions set forth herein and in the attached Summary of Terms and Conditions (the "Term Sheet").

     Our commitment is based upon the financial and other information regarding Zany Brainy previously provided to First Union. Accordingly, the commitment hereunder is subject to the conditions, among others, that: (i) no material adverse change shall have occurred in the business, assets, liabilities (actual or contingent), operations or condition of Zany Brainy; (ii) the execution by First Union and Zany Brainy of definitive financing documentation and (iii) the completion of the initial public offering of the stock of Zany Brainy. By executing this letter agreement, you agree to reimburse First Union for all reasonable out-of-pocket fees and other expenses (including, but not limited to, those of legal counsel to First Union) incurred in connection with the Facility, regardless of whether such definitive financing documentation has been executed and delivered.
                                                Very truly yours,

                                                FIRST UNION NATIONAL BANK

                                                By:  /s/ Irene Rosen Marks
                                                     --------------------------
                                                     Name:   Irene Rosen Marks
                                                     Title:  Vice President

Accepted and Agreed:

ZANY BRAINY, INC.

By:  /s/ Robert A. Helpert
     ----------------------------
     Name:   Robert A. Helpert
     Title:  Secretary

Children's Concept, Inc.                                            Confidential
--------------------------------------------------------------------------------

                                                        April 6, 1999


                        Summary of Terms and Conditions

This is a Preliminary Term Sheet, not a commitment to lend. This term sheet does not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which may be contained in legal documentation for the transactions contemplated hereby. A commitment to lend is subject to satisfactory completion of all due diligence, receipt of internal credit approval and completion of final terms as needed.

Borrower:                 Zany Brainy, Inc. and Subsidiaries ("Zany Brainy" or
                          the "Borrower").

Lender:                   First Union National Bank ("Bank").

Amount:                   $30 million.

Facility:                 $30 million Senior Unsecured Revolving Credit Facility
                          (the "Facility").

Maturity:                 3 years from closing.

Purpose: Refinance existing indebtedness, issue letters of credit, fund working capital needs, permitted acquisitions and general corporate purposes.

Collateral:               None.

Availability:             50% of Eligible inventory plus 50% of outstanding
                          documentary letters of credit shall not exceed 100% of loans and 100% of letters of credit.

Cleandown:                No cash borrowings for a 20-day period between
                          December 1 and January 31 of each fiscal year.

Pricing:

   Interest Rate:         LIBOR + 1.75% or Prime.

   Documentary Letters:   1.00% on average outstanding documentary letters of
                          credit.

   Commitment Fee:        0.25% on unused portion of Facility.

   Closing Fee:           $25,000.


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Summary of Terms and Conditions - Unsecured                               Page 1

Children's Concept, Inc.                                            Confidential
--------------------------------------------------------------------------------

Legal Fees:             Paid by Borrower; legal fees capped at $20,000 plus
                        expenses.

Conditions Precedent:   Customary for facilities of this nature including but
                        not limited to documentation, opinions of counsel, consents, no material adverse change, evidence of insurance, delivery of a borrowing request, payment of fees and completion of IPO.

Representations and
Warranties:             Customary for facilities of this nature including but
                        not limited to corporate existence, financial information, no material adverse change, compliance with laws and agreements, ERISA compliance, no material litigation, payment of taxes, and Y2K compliance.

Affirmative Covenants:  Customary for facilities of this nature including but not limited to financial reporting, conduct, notification of material adverse changes and litigation, payment and performance of obligations, maintenance of records and accounts, inspection of books, compliance with laws, payment of taxes, Y2K compliance.

Financial covenants:    Tested quarterly:

                        Maximum Leverage Ratio: Maximum Debt (including L/C's) to Total Capitalization (where Total Capitalization is defined as Funded Debt plus L/C's plus Equity).

                                At all times not to exceed 0.40

                        Minimum Charge Coverage Fixed: EBITDAR/Interest + Rents

                                Closing - 3Q1999        1.10
                                4Q1999  - 3Q2000        1.25
                                Thereafter              1.50

                        Tested annually at fiscal year end:

                        Minimum Tangible Net Worth

                        $70 million at closing to increase by 75% of net income with no deductions for losses.

                        Financial covenants will be measured for Zany Brainy, Inc. and will not include consolidated financial information for the contemplated internet subsidiary.


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Summary of Terms and Conditions - Unsecured                               Page 2

Children's Concept, Inc.                                            Confidential
--------------------------------------------------------------------------------




Negative Covenants:     Customary for facilities of this nature including but
                        not limited to restrictions and limitations on indebtedness, liens, guaranty obligations, loans, investments, capital expenditures, changes in business, mergers, sales of assets, transactions with affiliates and restrictive agreements; subject to carve-outs and exclusions to be agreed upon by the Borrower and Bank.

Events of Default:      Customary for facilities of this nature and subject to
                        customary grace periods and cure rights, including failure to pay any interest, principal or fees under the Facility when due, failure to perform any covenant or agreement, inaccurate or false representation or warranties, cross defaults to other material debt facilities, insolvency or bankruptcy, ERISA, judgement defaults, and Change in Control.

Miscellaneous:          This summary of terms and conditions does not purport to
                        summarize all of the covenants, representing warranties and provisions which would be contained in definitive credit documentation for the Facility.






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Summary of Terms and Conditions - Unsecured                               Page 3